MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT, dated as of November 30, 2007 (this “Agreement”), of that certain Credit Agreement referenced below is by and among TEMPUR WORLD, LLC, a Delaware limited liability company (as successor by merger to Tempur World Holdings, LLC, a Delaware limited liability company, and Tempur-Pedic, Inc., a Kentucky corporation), and TEMPUR PRODUCTION USA, INC., a Virginia corporation, as Domestic Borrowers, DAN-FOAM ApS, a private limited liability company existing under the laws of Denmark, as Foreign Borrower, TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, and certain of its subsidiaries and affiliates, as Domestic Guarantors, TEMPUR WORLD HOLDINGS, S.L., a company organized under the laws of Spain, and TEMPUR DANMARK A/S, a stock company existing under the laws of Denmark, as Foreign Guarantors, the Lenders party hereto, the L/C Issuers party hereto, BANK OF AMERICA, N.A., as Administrative Agent and Domestic Collateral Agent, and NORDEA BANK DANMARK A/S, as Foreign Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $340 million term loan and revolving credit facility was established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement, dated as of October 18, 2005 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrowers named therein, the Guarantors named therein, the Lenders party thereto, the Administrative Agent, the Domestic Collateral Agent and the Foreign Collateral Agent;

WHEREAS, pursuant to Amendment No. 1 to the Credit Agreement, dated as of February 8, 2006, the Lenders agreed to certain modifications to the terms of the Credit Agreement, including a $60 million increase in the Domestic Revolving Commitments and a $10 million reduction in the Foreign Revolving Commitments, resulting in $390 million in revolving credit and term loan commitments under the Credit Agreement;

WHEREAS, pursuant to Amendment No. 2 and Consent to the Credit Agreement, dated as of December 13, 2006, the Lenders agreed to certain modifications to the terms of the Credit Agreement, including a $70 million increase in the Domestic Revolving Commitments, resulting in approximately $394 million in domestic and foreign revolving and term loan commitments under the Credit Agreement, and incorporation of an accordion option (as Section 2.01(h)) to permit up to $50 million of additional Domestic Revolving Commitments upon satisfaction of certain conditions;

WHEREAS, pursuant to the Modification Agreement, dated as of February 22, 2007, certain Domestic Revolving Lenders provided a $50 million increase in the Domestic Revolving Commitments pursuant to Section 2.01(h) of the Credit Agreement, resulting in approximately $441 million in domestic and foreign revolving and term loan commitments under the Credit Agreement;

WHEREAS, pursuant to Amendment No. 3 and Consent to the Credit Agreement, dated as of June 8, 2007, the Lenders agreed to certain modifications to the terms of the Credit Agreement, including a $122 million increase in the Domestic Revolving Commitments and a $30 million increase in the Foreign Revolving Commitments, resulting in approximately $540 million in domestic and foreign revolving commitments under the Credit Agreement, and refreshment of the accordion option in Section 2.01(h) to permit up to $100 million of additional Domestic Revolving Commitments upon satisfaction of certain conditions;

WHEREAS, pursuant to the Modification Agreement, dated as of August 6, 2007, certain Revolving Lenders provided a $100 million increase in the Domestic Revolving Commitments pursuant to Section 2.01(h) of the Credit Agreement, resulting in approximately $640 million in domestic and foreign revolving commitments under the Credit Agreement;

WHEREAS, the Borrowers have requested certain modifications to the terms of the Credit Agreement, including, among other things, to increase the Aggregate Domestic Revolving Commitments by $25 million and to permit the Foreign Borrower to reduce the Aggregate Foreign Revolving Commitments by $25 million on a non-pro rata basis.

WHEREAS, the Administrative Agent and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Increase in Domestic Revolving Commitments. Each of the Domestic Revolving Lenders party to this Agreement agrees to provide Domestic Revolving Commitments under the Credit Agreement as set forth on Schedule 2.01 attached hereto. The Domestic Revolving Commitment Percentages are revised to be as set forth on Schedule 2.01 attached hereto.

2. Permanent Partial Reduction of Foreign Revolving Commitments. The Credit Parties and the Lenders agree that, notwithstanding any provision to the contrary contained in the Credit Agreement, the Foreign Revolving Commitments are hereby permanently reduced on a non-pro rata basis as set forth on Schedule 2.01 attached hereto, and the Foreign Revolving Commitments that have been permanently reduced hereby may not be reinstated without the written consent of the Required Lenders. The Foreign Revolving Commitment Percentages are revised to be as set forth on Schedule 2.01 attached hereto.

3. Amendment of Schedule 2.01 to the Credit Agreement. Schedule 2.01 to the Credit Agreement is amended as set forth on Schedule 2.01 attached hereto.

4. Conditions Precedent. This Agreement shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(a) Executed Agreement. Counterparts of this Agreement duly executed by the Credit Parties and the Required Lenders;

(b) Secretary’s Certificate. A duly executed certificate of a Responsible Officer of each of the Domestic Borrowers and the Domestic Guarantors, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date of this Agreement:

(i) Charter Documents. Copies of its articles or certificate of incorporation or formation or equivalent, certified to be true, correct and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization or formation, unless a Responsible Officer certifies in the secretary’s certificate that articles or certificate of incorporation or formation previously delivered to the Administrative Agent at the closing of Amendment No. 3 has not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii) Bylaws. Copies of its bylaws, operating agreement or partnership agreement, unless a Responsible Officer certifies in the secretary’s certificate that the bylaws previously delivered to the Administrative Agent at the closing of Amendment No. 3 have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(iii) Resolutions. Copies of its resolutions approving and adopting this Agreement, the transactions contemplated herein, and authorizing the execution and delivery hereof;

(iv) Incumbency. Incumbency certificates identifying its Responsible Officers who are authorized to execute this Agreement and related documents and to act on its behalf in connection with this Agreement and the Credit Documents, unless a Responsible Officer certifies in the secretary’s certificate that the incumbency certificates previously delivered to the Administrative Agent at the closing of Amendment No. 3 have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof; and

(v) Good Standing Certificates. A certificate of good standing or the equivalent from its jurisdiction of organization or formation certified as of a recent date by the appropriate Governmental Authority.

(c) Legal Opinions. Opinions of legal counsel to the Domestic Borrowers and the Domestic Guarantors in form and substance acceptable to the Administrative Agent.

(d) Fees and Expenses. Payment of all fees and expenses (including fees and expenses of counsel to the Administrative Agent) in connection with this Agreement.

For purposes of determining compliance with the conditions specified in this Section 4, each of the Lenders that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the effectiveness of this Agreement specifying its objection thereto.

5. Effectiveness of Agreement. Upon execution and delivery of this Agreement, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as modified by this Agreement. Except as specifically modified or amended hereby or otherwise agreed in writing, the Credit Agreement and the other Credit Documents (including, in each case, schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Representations and Warranties; Defaults. Each of the Borrowers and the Guarantors affirms the following:

(a) all necessary action to authorize the execution, delivery and performance of this Agreement has been taken;

(b) after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period);

(c) before and after giving effect to this Agreement, no Default or Event of Default shall exist; and

(d) the liens and security interests created and granted in the Credit Documents remain in full force and effect, and this Agreement is not intended to adversely affect or impair such liens and security interests in any manner.

7. Guarantor Acknowledgments.

(a) Each Domestic Guarantor hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) reaffirms that, jointly and severally together with the other Domestic Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article IV of the Credit Agreement and (iii) acknowledges and agrees that the such obligations will include any Obligations with respect to or resulting from the increase in the Aggregate Domestic Revolving Committed Amount as provided hereunder.

(b) Each Foreign Guarantor hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement and (ii) reaffirms that, jointly and severally together with the other Foreign Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article IV of the Credit Agreement.

8. Domestic Revolving Lenders’ Representation and Warranties. Each of the Domestic Revolving Lenders party to this Agreement represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

9. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

11. Fees and Expenses. Pursuant to Section 11.04(a) of the Credit Agreement, the Domestic Borrowers shall pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWERS:	TEMPUR WORLD, LLC (as successor by merger to Tempur World Holdings, LLC, a Delaware limited liability company, and Tempur-Pedic, Inc., a Kentucky corporation), a Delaware limited liability company

	By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer and Assistant Secretary

TEMPUR PRODUCTION USA, INC., a Virgina corporation

By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer

FOREIGN BORROWER:	DAN-FOAM ApS, a private limited liability company existing under the laws of Denmark

	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Attorney in Fact

DOMESTIC GUARANTORS:	TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation

	By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer and Assistant Secretary

TEMPUR-PEDIC NORTH AMERICA, INC., a Delaware corporation (formerly known as Tempur-Pedic Retail, Inc. and as Tempur-Pedic NA, Inc. and successor in interest to Tempur-Pedic Medical, Inc. and Tempur-Pedic, Direct Response, Inc.)

By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer and Secretary

DAWN SLEEP TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer and Secretary

TEMPUR-PEDIC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ WILLIAM H. POCHE
Name: William H. Poche
Title: Treasurer and Secretary

FOREIGN GUARANTORS:	TEMPUR WORLD HOLDINGS, S.L., a company organized under the laws of Spain

	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Director

TEMPUR DANMARK A/S, a stock company existing under the laws of Denmark

By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Attorney in Fact

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Domestic Collateral Agent

	By:	/s/ KRISTINE THENNES
Name: Kristine Thennes
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as Domestic L/C Issuer and as a Lender

	By:	/s/ THOMAS C. KILCREASE, JR.
Name: Thomas C. Kilcrease, Jr.
Title: SVP

NORDEA BANK DANMARK A/S, as Foreign L/C Issuer, Foreign Swingline Lender, Foreign Collateral Agent and a Lender

By:	/s/ HANS CHRISTIANSEN
Name: Hans Christiansen
Title: Head of Corporate

By:	KAJ SKOUBOE
Name: Kaj Skouboe
Title: Region Branch Manager

FIFTH THIRD BANK, as a Lender and Domestic Swingline Lender

By:	/s/ MONICA M. MUCCI
Name: Monica M. Mucci
Title: Officer

SUNTRUST BANK, as a Lender

By:	/s/ KAP YARBROUGH
Name: Kap Yarbrough
Title: Vice President

JPMORGAN CHASE BANK, N.A.,

By:	/s/ ROBERT S. SHEPPARD
Name: Robert S. Sheppard
Title: Vice President

WELLS FARGO BANK, N.A.,

By:	/s/ BRYAN HULLER
Name: Bryan Huller
Title: Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/ SUSAN A. DEAN
Name: Susan A. Dean
Title: SVP

REGIONS BANK, as a Lender

By:	/s/ SCOTT CORLEY
Name: Scot Corley
Title: SVP